CERTIFICATE OF AMENDMENT
                                       TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                        BEACH BREW BEVERAGE COMPANY, INC.

     The undersigned President and Secretary of Beach Brew Beverage Company, Inc., a Nevada Corporation, pursuant to the provisions of Section 78.385 and 78.390, of the Nevada Revised statutes, for the purpose of amending the Articles of Incorporation of the said Corporation, do certify as follows:

     That the Board of Directors of the said corporation, at a meeting duly convened and held on the 25th day of March 1999, adopted resolutions to amend the Articles of Incorporation, as follows:

     ARTICLE I shall be amended as follows:

                                ARTICLE I - NAME

           The name of the Corporation shall be HUSSONGS AMERICA, INC.

     ARTICLE IV shall be amended as follows:

                               ARTICLE IV - STOCK

     The capital stock shall consist of, 50,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of preferred stock, $0.01 par value that may be issued in series.

     The forgoing amendment to the Articles of Incorporation were duly adopted by the written consent of the shareholders of the Corporation, pursuant to
Section 78.320 of the Nevada Revised Statute, on March 25, 1999.

     The number of shares of Common Stock of the Corporation outstanding and entitles to vote on the forgoing amendment to the Articles of Incorporation on March 25, 1999 were 5,000,000 shares and the said amendments were approved and consented to by 3,391,250 shares, being voted in person or by proxy, which represented more than a 67.8% majority of the issued and outstanding shares of the Common Stock of the Corporation.

     The undersigned President and Secretary of the Corporation hereby declare that the forgoing Certificate of Amendment to Articles of Incorporation is true and correct to the best of their knowledge and belief.

     In witness whereof, this certificate has been executed by the undersigned on March 25, 1999.

/S/ Frank E. Ifo, Jr.                           /S/ Gary De Gano
Frank E. Igo, Jr., President                    Gary DeGano, Secretary